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                                                                     Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated November 20, 2009 in this Post-Effective Amendment No. 32 to the Registration Statement (Form N-1A No. 33-11384) and related Prospectus and Statement of Additional Information of the Van Kampen Pennsylvania Tax Free Income Fund.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
January 27, 2010